EXHIBIT 99.1

NEWS RELEASE

Range Announces First Quarter 2020 Financial Results

FORT WORTH, TEXAS, April 30, 2020…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its first quarter 2020 financial results.

First Quarter Highlights –

•	GAAP cash flow provided from operating activities of $125 million, and non-GAAP cash flow of $125 million
•	GAAP net income of $145 million ($0.58 per diluted share), and non-GAAP net income of $10 million ($0.04 per diluted share)
•	Cash unit costs of $1.93 per mcfe, an improvement of $0.20 per mcfe versus prior-year period
•	Natural gas differentials, including basis hedging, averaged $0.12 per mcf below NYMEX
•	NGL differential of $1.30 per barrel above Mont Belvieu, best in recent Company history
•	In January, issued $550 million senior notes due 2026, with proceeds used to redeem $500 million senior notes due 2021 and 2022
•	In March, Range’s $3.0 billion borrowing base and $2.4 billion elected commitment were reaffirmed
•	Production averaged 2,294 Mmcfe per day, approximately 70% natural gas
•	Southwest Pennsylvania production increased 7% over the prior-year period to 2,042 Mmcfe per day

Commenting on the quarter, Jeff Ventura, the Company’s CEO said, “The Range team has met the unique challenges of working through this pandemic with dedication and compassion, making sure that our business plans remains on track, while prioritizing health and safety.   Range continues to make steady progress on key near-term objectives: improving our cost structure, bolstering liquidity, and operating safely while maintaining peer-leading capital efficiency.  These efforts have positioned Range to successfully navigate the current commodity environment and benefit from an improved outlook for natural gas and natural gas liquids, particularly given Range’s peer-leading drilling inventory.”

Financial Discussion

Except for generally accepted accounting principles (GAAP) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables.  “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production.  See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

First Quarter 2020

GAAP revenues for first quarter 2020 totaled $694 million, GAAP net cash provided from operating activities (including changes in working capital) was $125 million, and GAAP net income was $145 million ($0.58 per diluted share).  First quarter earnings results include a gain on asset sales of $122 million and a $233 million derivative fair value gain due to decreases in commodity prices.

Non-GAAP revenues for first quarter 2020 totaled $561 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $125 million.  Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $10 million ($0.04 per diluted share) in first quarter 2020.

The following table details Range’s average production and realized pricing for first quarter 2020:

	1Q20 Production & Realized Pricing
	Natural Gas (Mcf)	NGLs (Bbl)	Oil (Bbl)	Natural Gas Equivalent (Mcfe)

Net Production per day	1,601,765	105,858	9,542	2,294,160

Average NYMEX price	$ 1.95		$ 47.11
Differential, including basis hedging	(0.12)		(6.10)
Realized prices before NYMEX hedges	1.83	$ 14.87	41.01
Settled NYMEX hedges	0.45	1.04	11.19
Average realized prices after hedges (a)	$ 2.29	$ 15.91	$ 52.20	$ 2.55

(a)	May not add due to rounding.

First quarter 2020 natural gas, NGLs and oil price realizations (including the impact of derivative settlements which correspond to analysts’ estimates) averaged $2.55 per mcfe.  Additional detail on commodity price realizations can be found in the Supplemental Tables provided on the Company’s website.

•

The average natural gas price, including the impact of basis hedging, was $1.83 per mcf, or a ($0.12) per mcf differential to NYMEX.  First quarter natural gas differentials benefit from capacity to premium northeast markets in the winter months and Range’s ability to hedge those basis locations.

•

Pre-hedge NGL realizations were $14.87 per barrel, or $1.30 per barrel premium to the Mont Belvieu weighted barrel, as shown on Supplemental Table 9 on the Company’s website.  Range continues to improve on its NGL pricing versus benchmarks, as the first quarter differential to Mont Belvieu was another best in recent Company history.  Range expects to maintain a strong NGL differential during 2020 as a result of access to international markets and its diversified portfolio of sales agreements.

•	Crude oil and condensate price realizations, before realized hedges, averaged $41.01 per barrel, or $6.10 below WTI (West Texas Intermediate).

Unit Costs

The following table details Range’s unit costs per mcfe(a):

Expenses	1Q 2020 ($/Mcfe)	1Q 2019 ($/Mcfe)	Increase (Decrease)

Direct operating(a)	$0.15	$0.16	(6%)
Transportation, gathering, processing and compression	1.36	1.49	(9%)
Production and ad valorem taxes	0.04	0.06	(33%)
General and administrative(a)	0.16	0.18	(11%)
Interest expense(a)	0.22	0.25	(12%)
Total cash unit costs(b)	1.93	2.13	(9%)
Depletion, depreciation and amortization (DD&A)	0.49	0.68	(28%)
Total unit costs plus DD&A(b)	$2.43	$2.81	(14%)
(a)	Excludes stock-based compensation, legal settlements and amortization of deferred financing costs.
(b)	May not add due to rounding.

Capital Expenditures

First quarter 2020 drilling and completion expenditures were $124 million.  In addition, during the quarter, $4.1 million was spent on acreage and $2.0 million on gathering systems.  Range remains on track to spend at or below its reduced total capital budget of $430 million for 2020.

Financial Position and Buyback Activity

Range’s $3.0 billion borrowing base and $2.4 billion commitment amount were reaffirmed during first quarter 2020 with no changes to financial covenants.  The credit facility matures on April 13, 2023 and is subject to semi-annual redeterminations. The Company had over $1.5 billion of borrowing capacity under the current commitment amount at the end of the first quarter.

In January 2020, Range issued $550 million aggregate principal amount of 9.25% senior notes due 2026. On the closing of the senior notes, proceeds were used to redeem $500 million aggregate principal amount of the Company’s senior notes due 2021 and senior notes due 2022, which was completed in February 2020. Also announced in January, the Company suspended its dividend, which was approximately $20 million annually, to prioritize debt reduction.

Range repurchased and retired approximately $111 million in principal amount of its senior notes during the first quarter at an average weighted discount to par of 28%.  Range also repurchased eight million shares of the Company’s common stock during the first quarter at an average price of $2.80 per share.  At the end of the quarter, Range had approximately $71 million remaining on the Company’s $100 million share repurchase program.

Operational Discussion

The table below summarizes estimated activity for 2020 regarding the number of wells to sales for each area.

	Wells TIL 1Q 2020	Calendar 2020 Planned TIL	Remaining 2020
SW PA Super-Rich	0	3	3
SW PA Wet	12	31	19
SW PA Dry	8	33	25
Total Wells	20	67	47

Production by Area

Total production for first quarter 2020 averaged approximately 2,294 net Mmcfe per day.   The southwest Appalachia area averaged 2,042 net Mmcfe per day during the quarter, a 7% increase over first quarter 2019.  The northeast Marcellus properties averaged 86 net Mmcf per day, including approximately 9 net Mmcf per day of legacy acreage production that was sold in March.  North Louisiana production during first quarter 2020 averaged approximately 166 net Mmcfe per day.

Marketing and Transportation

Range’s liquids marketing continued to expand premiums relative to Mont Belvieu pricing, with first quarter NGL realizations averaging a $1.30 premium.  The portfolio of domestic and international ethane contracts performed very well during the quarter and generated a significant uplift relative to Mont Belvieu while propane and butane markets benefited from an increase in Marcus Hook export premiums.  As the quarter progressed, propane fundamentals improved despite a warmer than average winter.  The improvements were driven by decreasing domestic propane production which fell over 400,000 barrels per day from the end of last year. Given the significant reduction in U.S. drilling activity announced over the past several weeks, Range expects decreases in natural gas and NGL supply to accelerate as the year continues and into 2021.  Range also expects to benefit from strong export realizations this year with a 15,000 barrel per day increase in Mariner East 2 pipeline and dock capacity that became operational April 1st.

Condensate sales and pricing were strong during the first quarter, as Range’s differential was ($6.10) below WTI.  However, entering second quarter, demand for gasoline and jet fuel have been directly impacted by COVID-19 related reductions in vehicle and air travel.  While Range anticipates some second quarter weakness in condensate pricing, the Company’s diverse portfolio of condensate counterparties with sales contracted on monthly, quarterly, and annual bases helps shield the majority of production from the spot market.  Range continues to expect annual condensate differentials to be WTI minus $7 - $8 per barrel, and Range’s strong WTI hedge protection in the form of swaps serve to mitigate the financial impacts from lower prices.

Range had a natural gas differential of ($0.12) during the first quarter, including the benefit of basis hedging.  The Company’s transportation portfolio provides access to premium winter markets for natural gas in the Midwest and Northeast, and while an 11% warmer than normal winter caused those markets to realize lower than normal premiums, Range’s basis hedging activity captured a large portion of a higher priced market during last November’s early cold weather.   As a result, Range remains on track with its differential to NYMEX guidance of ($0.20) - ($0.26) for the year.

The Range marketing team continues to maximize the utilization of the Company’s existing production infrastructure, which resulted in gathering, processing and compression (GP&T) expense, improving to $1.36 per mcfe in the first quarter.   Due to optimized planning efforts and the efficient utilization of Range’s GP&T portfolio, coupled with lower processing costs and contract renegotiations, the Company is improving its full-year transportation, gathering, processing and compression expense guidance to $1.37 to $1.40 per mcfe.

Guidance – 2020

Production per day Guidance

Production for full-year 2020 is expected to average approximately 2.3 Bcfe per day, with ~70% natural gas production.

Full Year 2020 Expense Guidance

Direct operating expense:	$0.14 - $0.16 per mcfe
Transportation, gathering, processing and compression expense:	$1.37 - $1.40 per mcfe
Production tax expense:	$0.04 - $0.05 per mcfe
Exploration expense:	$30.0 - $38.0 million
G&A expense:	$0.14 - $0.16 per mcfe
Interest expense:	$0.22 - $0.24 per mcfe
DD&A expense:	$0.48 - $0.52 per mcfe
Net brokered gas marketing expense:	$10.0 - $16.0 million

Full Year 2020 Price Guidance

Based on current market indications, Range expects to average the following price differentials for its production in 2020.

Natural Gas:(1)	NYMEX minus $0.20 to $0.26
Natural Gas Liquids (including ethane):(2)	Mont Belvieu plus $0.50 to $1.50 per barrel
Oil/Condensate:	WTI minus $7.00 to $8.00 per barrel

(1) Including basis hedging.
(2) Weighting based on 53% ethane, 27% propane, 7% normal butane, 4% iso-butane and 9% natural gasoline.

Hedging Status

Range hedges portions of its expected future production to increase the predictability of cash flow and to help maintain a more flexible financial position.  Range has over 70% of its remaining 2020 natural gas production hedged at a weighted average floor price of $2.57 per Mmbtu.  Similarly, Range has hedged over 80% of its remaining 2020 projected crude oil production at an average floor price of $58.22.  Please see Range’s detailed hedging schedule posted at the end of the financial tables below and on its website at www.rangeresources.com.

Range has also hedged Marcellus and other basis differentials to limit volatility between NYMEX and regional prices.  The fair value of basis hedges was a gain of $4.8 million as of March 31, 2020.  The Company also has propane basis swap contracts and freight swaps which lock in the differential between Mont Belvieu and international propane indices.  The combined fair value of these contracts was a loss of $4.0 million on March 31, 2020.

Conference Call Information

A conference call to review the financial results is scheduled on Friday, May 1 at 9:00 a.m. ET.  A webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until June 1, 2020.

To participate in the call, dial 877-928-8777 and provide conference code 4828938 about 15 minutes prior to the scheduled start time.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes.  We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis.  A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted).  The Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures on its website.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items.  Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt.  Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.  A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release.  On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement.  The Company believes that it is important to furnish a table reflecting the details of the various components of each line in the statement of operations to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense which were historically reported as natural gas, NGLs and oil sales.  This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s quarterly report on Form 10-Q.  The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent oil and natural gas producer with operations focused in stacked-pay projects in the Appalachian Basin and North Louisiana. The Company pursues an organic development strategy targeting high return, low-cost projects within its large inventory of low risk development drilling opportunities.  The Company is headquartered in Fort Worth, Texas.  More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events.  Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements.  Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves.  Range has elected not to disclose its probable and possible reserves in its filings with the SEC.  Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines.  Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves.  These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized.  Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers.  Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves.  Area wide unproven resource potential has not been fully risked by Range's management.  “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially.  Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors.  Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.  You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

2020-12

SOURCE:   Range Resources Corporation

Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

John Durham, Senior Financial Analyst

817-869-1538

jdurham@rangeresources.com

Range Media Contacts:

Mark Windle, Manager of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$432,096	$671,654
Derivative fair value (loss)/income	233,175	(61,731)
Brokered natural gas, marketing and other (b)	28,389	138,143
Other (b)	260	71
Total revenues and other income	693,920	748,137	-7%

Costs and expenses:
Direct operating	31,585	32,636
Direct operating – non-cash stock-based compensation (c)	450	591
Transportation, gathering, processing and compression	284,765	302,655
Production and ad valorem taxes	9,019	11,310
Brokered natural gas and marketing	32,211	131,857
Brokered natural gas and marketing – non-cash stock-based compensation (c)	413	448
Exploration	6,747	7,723
Exploration – non-cash stock-based compensation (c)	330	488
Abandonment and impairment of unproved properties	5,413	12,659
General and administrative	33,010	36,294
General and administrative – non-cash stock-based compensation (c)	8,029	9,638
General and administrative – lawsuit settlements	815	706
General and administrative – bad debt expense	400	—
Termination costs	1,595	—
Deferred compensation plan (d)	(8,537)	3,581
Interest expense	45,457	49,749
Interest expense – amortization of deferred financing costs (e)	2,061	1,788
Gain on early extinguishment of debt	(12,923)	—
Depletion, depreciation and amortization	102,986	138,718
Impairment of proved properties	77,000	—
(Gain) loss on sale of assets	(122,099)	189
Total costs and expenses	498,727	741,030	-33%

Income before income taxes	195,193	7,107	2646%

Income tax expense (benefit):
Current	(363)	—
Deferred	50,581	5,688
	50,218	5,688

Net income	$144,975	$1,419	10117%

Net Income Per Common Share:
Basic	$0.58	$0.01
Diluted	$0.58	$0.01

Weighted average common shares outstanding, as reported:
Basic	246,218	247,776	1%
Diluted	247,684	249,154	1%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e)  Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	March 31,	December 31,
	2020	2019
	(Unaudited)	(Audited)
Assets
Current assets	$209,770	$290,954
Derivative assets	263,555	137,554
Natural gas and oil properties, successful efforts method	5,989,967	6,041,035
Transportation and field assets	5,394	5,375
Operating lease right-of-use assets	56,412	62,053
Other	64,540	75,432
	$6,589,638	$6,612,403

Liabilities and Stockholders’ Equity
Current liabilities	$487,732	$551,032
Asset retirement obligations	2,393	2,393
Derivative liabilities	—	13,119

Bank debt	545,270	464,319
Senior notes	2,592,960	2,659,844
Senior subordinated notes	48,799	48,774
Total debt	3,187,029	3,172,937

Deferred tax liability	210,803	160,196
Derivative liabilities	6,823	949
Deferred compensation liability	46,411	64,070
Operating lease liabilities	36,768	41,068
Asset retirement obligations and other liabilities	137,091	259,151

Common stock and retained earnings	2,505,053	2,355,512
Other comprehensive loss	(715)	(788)
Common stock held in treasury stock	(29,750)	(7,236)
Total stockholders’ equity	2,474,588	2,347,488
	$6,589,638	$6,612,403

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended March 31,
	2020	2019	%

Total revenues and other income, as reported	$693,920	$748,137	-7%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement (gain) loss	(133,246)	86,565
Total revenues, as adjusted, non-GAAP	$560,674	$834,702	-33%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended March 31,
	2020	2019

Net income	$144,975	$1,419
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense	50,581	5,688
Depletion, depreciation, amortization and impairment	179,986	138,718
Abandonment and impairment of unproved properties	5,413	12,659
Derivative fair value (income) loss	(233,175)	61,731
Cash settlements on derivative financial instruments	99,929	24,834
Allowance for bad debts	400	—
Amortization of deferred issuance costs and other	1,657	1,807
Deferred and stock-based compensation	476	14,112
(Gain) loss on sale of assets and other	(122,099)	189
Gain on early extinguishment of debt	(12,923)	—

Changes in working capital:
Accounts receivable	84,345	134,006
Inventory and other	(4,432)	(4,763)
Accounts payable	18,660	(30,431)
Accrued liabilities and other	(89,287)	(99,275)
Net changes in working capital	9,286	(463)
Net cash provided from operating activities	$124,506	$260,694

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
Net cash provided from operating activities, as reported	$124,506	$260,694
Net changes in working capital	(9,286)	463
Exploration expense	6,747	7,723
Lawsuit settlements	815	706
Termination costs	1,595	—
Non-cash compensation adjustment	613	615
Cash flow from operations before changes in working capital – non-GAAP measure	$124,990	$270,201

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
Basic:
Weighted average shares outstanding	249,409	250,320
Stock held by deferred compensation plan	(3,191)	(2,544)
Adjusted basic	246,218	247,776

Dilutive:
Weighted average shares outstanding	249,409	250,320
Dilutive stock options under treasury method	(1,725)	(1,166)
Adjusted dilutive	247,684	249,154

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2020	2019	%
Natural gas, NGL and oil sales components:
Natural gas sales	$253,249	$434,720
NGL sales	143,239	197,813
Oil sales	35,608	39,121
Total oil and gas sales, as reported	$432,096	$671,654	-36%

Derivative fair value income (loss), as reported:	$233,175	$(61,731)
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	(80,172)	872
NGLs	(10,043)	(24,864)
Crude Oil	(9,714)	(842)
Total change in fair value related to derivatives prior to settlement, a non-GAAP measure	$133,246	$(86,565)

Transportation, gathering, processing and compression components:
Natural gas	$169,841	$189,082
NGLs	114,924	113,573
Total transportation, gathering, processing and compression, as reported	$284,765	$302,655

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$333,421	$433,848
NGL sales	153,282	222,677
Oil sales	45,322	39,963
Total	$532,025	$696,488	-24%

Production of oil and gas during the periods (a):
Natural gas (mcf)	145,760,592	140,521,663	4%
NGL (bbl)	9,633,035	9,612,547	-%
Oil (bbl)	868,297	805,550	8%
Gas equivalent (mcfe) (b)	208,768,584	203,030,245	3%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,601,765	1,561,352	3%
NGL (bbl)	105,858	106,806	-1%
Oil (bbl)	9,542	8,951	7%
Gas equivalent (mcfe) (b)	2,294,160	2,255,892	2%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$1.74	$3.09	-44%
NGL (bbl)	$14.87	$20.58	-28%
Oil (bbl)	$41.01	$48.56	-16%
Gas equivalent (mcfe) (b)	$2.07	$3.31	-37%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.29	$3.09	-26%
NGL (bbl)	$15.91	$23.17	-31%
Oil (bbl)	$52.20	$49.61	5%
Gas equivalent (mcfe) (b)	$2.55	$3.43	-26%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$1.12	$1.74	-36%
NGL (bbl)	$3.98	$11.35	-65%
Oil (bbl)	$52.20	$49.61	5%
Gas equivalent (mcfe) (b)	$1.18	$1.94	-39%

Transportation, gathering and compression expense per mcfe	$1.36	$1.49	-8%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGL volumes are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering, and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2020	2019	%

Income from operations before income taxes, as reported	$195,193	$7,107	2646%
Adjustment for certain special items:
(Gain) loss on sale of assets	(122,099)	189
Change in fair value related to derivatives prior to settlement	(133,246)	86,565
Abandonment and impairment of unproved properties	5,413	12,659
Gain on early extinguishment of debt	(12,923)	—
Impairment of proved property	77,000	—
Lawsuit settlements	815	706
Termination costs	1,595	—
Brokered natural gas and marketing – non-cash stock-based compensation	413	448
Direct operating – non-cash stock-based compensation	450	591
Exploration expenses – non-cash stock-based compensation	330	488
General & administrative – non-cash stock-based compensation	8,029	9,638
Deferred compensation plan – non-cash adjustment	(8,537)	3,581

Income before income taxes, as adjusted	12,433	121,972	-90%

Income tax expense (benefit), as adjusted
Current	(363)	—
Deferred (a)	3,108	30,510
Net income excluding certain items, a non-GAAP measure	$9,688	$91,462	-89%

Non-GAAP income per common share
Basic	$0.04	$0.37	-89%
Diluted	$0.04	$0.37	-89%

Non-GAAP diluted shares outstanding, if dilutive	247,684	249,154

(a)  Deferred taxes are estimated to be approximately 25% for 2020 and 2019.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTED EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended March 31,
	2020	2019

Net income, as reported	$144,975	$1,419
Adjustment for certain special items:
(Gain) loss on sale of assets	(122,099)	189
Gain on early extinguishment of debt	(12,923)	—
Change in fair value related to derivatives prior to settlement	(133,246)	86,565
Impairment of proved property	77,000	—
Abandonment and impairment of unproved properties	5,413	12,659
Lawsuit settlements	815	706
Termination costs	1,595	—
Non-cash stock-based compensation	9,222	11,165
Deferred compensation plan	(8,537)	3,581
Tax impact	47,473	(24,822)

Net income excluding certain items, a non-GAAP measure	$9,688	$91,462

Net income per diluted share, as reported	$0.58	$0.01
Adjustment for certain special items per diluted share:
(Gain) loss on sale of assets	(0.48)	0.00
Gain on early extinguishment of debt	(0.05)	—
Change in fair value related to derivatives prior to settlement	(0.53)	0.35
Impairment of proved property	0.30	—
Abandonment and impairment of unproved properties	0.02	0.05
Lawsuit settlements	0.00	0.00
Termination costs	0.01	—
Non-cash stock-based compensation	0.04	0.04
Deferred compensation plan	(0.03)	0.01
Adjustment for rounding differences	(0.01)	0.01
Tax impact	0.19	(0.10)

Net income per diluted share, excluding certain items, a non- GAAP measure	$0.04	$0.37

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.04	$0.37
Diluted	$0.04	$0.37

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2020	2019

Revenues
Natural gas, NGL and oil sales, as reported	$432,096	$671,654
Derivative fair value income (loss), as reported	233,175	(61,731)
Less non-cash fair value (gain) loss	(133,246)	86,565
Brokered natural gas and marketing and other, as reported	28,649	138,214
Less ARO settlement and other (gains) losses	(260)	(71)
Cash revenue applicable to production	560,414	834,631

Expenses
Direct operating, as reported	32,035	33,227
Less direct operating stock-based compensation	(450)	(591)
Transportation, gathering and compression, as reported	284,765	302,655
Production and ad valorem taxes, as reported	9,019	11,310
Brokered natural gas and marketing, as reported	32,624	132,305
Less brokered natural gas and marketing stock-based compensation	(413)	(448)
General and administrative, as reported	42,254	46,638
Less G&A stock-based compensation	(8,029)	(9,638)
Less lawsuit settlements	(815)	(706)
Interest expense, as reported	47,518	51,537
Less amortization of deferred financing costs	(2,061)	(1,788)
Cash expenses	436,447	564,501

Cash margin, a non-GAAP measure	$123,967	$270,130

Mmcfe produced during period	208,769	203,030

Cash margin per mcfe	$0.59	$1.33

RECONCILIATION OF INCOME BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2020	2019

Income before income taxes, as reported	$195,193	$7,107
Adjustments to reconcile income before income taxes to cash margin:
ARO settlements and other (gains) losses	(260)	(71)
Derivative fair value (income) loss	(233,175)	61,731
Net cash receipts on derivative settlements	99,929	24,834
Exploration expense	6,747	7,723
Lawsuit settlements	815	706
Termination costs	1,595	—
Deferred compensation plan	(8,537)	3,581
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	9,222	11,165
Interest – amortization of deferred financing costs	2,061	1,788
Depletion, depreciation and amortization	102,986	138,718
(Gain) loss on sale of assets	(122,099)	189
Gain on early extinguishment of debt	(12,923)	—
Impairment of proved property and other assets	77,000	—
Abandonment and impairment of unproved properties	5,413	12,659
Cash margin, a non-GAAP measure	$123,967	$270,130

RANGE RESOURCES CORPORATION

HEDGING POSITION AS OF March 31, 2020 – (Unaudited)

	Daily Volume	Hedge Price
Gas [1]

Apr-Oct 2020 3-way Collar	20,000 Mmbtu	$1.75 / $2.00 x $2.50
2Q 2020 Swaps	1,200,110 Mmbtu	$2.55
3Q 2020 Swaps	1,180,000 Mmbtu	$2.57
4Q 2020 Swaps	1,087,147 Mmbtu	$2.60

2021 3-way Collars	240,000 Mmbtu	$1.99 / $2.31 x $2.60
2021 Swaps	50,000 Mmbtu	$2.62

Oil [2]

2Q 2020 Swaps	8,000 bbls	$58.41
3Q 2020 Swaps	8,000 bbls	$58.19
4Q 2020 Swaps	6,000 bbls	$58.02

2021 Swaps	1,000 bbls	$55.00

C3 Propane [3]

2Q 2020 Swaps	8,243 bbls	$0.563/gallon

nC4 Butane [4]

2Q 2020 Swaps	3,330 bbls	$0.574/gallon
3Q 2020 Swaps	2,500 bbls	$0.570/gallon

iC4 Iso-Butane

2Q 2020 Swaps	659 bbls	$0.642/gallon

C5 Natural Gasoline

2Q 2020 Swaps	495 bbls	$1.208/gallon
(1)

Range sold natural gas call swaptions of 120,000 Mmbtu/d for 2H2020 and 100,000 Mmbtu/d for calendar 2021 at average strike prices of $2.51 and $2.69 per Mmbtu, respectively.  Range also sold 40,000 Mmbtu/d of 2Q20 $2.30 strike calls.

(2)	Range sold 500 bbls/d of 2Q20-3Q20 $59.00 strike WTI calls, and call swaption of 3,000 bbls/d for calendar 2021 at an average strike price of $56.50.
(3)	Propane price represents Mont Belvieu equivalent average of international pricing less applicable spreads and/or freight.
(4)	Range sold nC4 butane calls of 2,000 bbls/d for 2Q20 and 2,500 bbls/d for 3Q20 at average strike prices of $0.5625 per gallon and $0.57 per gallon, respectively.

SEE WEBSITE FOR OTHER SUPPLEMENTAL INFORMATION FOR THE PERIODS

AND ADDITIONAL HEDGING DETAILS